UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 25, 2005

U.S.B. HOLDING CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12811	36-3197969
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

100 Dutch Hill Road, Orangeburg, New York	10962
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code  (845) 365-4600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a.-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 25, 2005, Union State Bank (the “Bank”), a wholly-owned subsidiary of U.S.B Holding Co., Inc., issued a press release announcing that Francis X. Sansone has been appointed Executive Vice President and Chief Credit Officer of the Bank. This change, approved on October 5, 2005 by the Bank’s Board of Directors, became effective immediately. Mr. Sansone joined the Bank in 1994 as a Vice President and Assistant to the now President, Raymond J. Crotty. He was promoted to Senior Vice President, Credit Administration Manager, in 1997 with overall responsibility for several key commercial lending areas. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.

On October 25, 2005, the Bank issued a press release announcing that Lawrence D. Stewart has been appointed Executive Vice President and Chief Lending Officer of the Bank. This change, approved on October 5, 2005 by the Bank’s Board of Directors, became effective immediately. Mr. Stewart joined the Bank in 1992 as a Vice President and Senior Commercial Loan Officer. In 1997, he was promoted to Senior Vice President and was responsible for maintaining major loan relationships focused primarily on construction lending. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.

Also, on October 5, 2005, James A. Westervelt, Executive Vice President and Deputy Chief Lending Officer of the Bank, announced his retirement as of January 6, 2006. Mr. Westervelt assisted the Chief Lending Officer in maintaining and managing the commercial and retail lending operations of the Bank. John P. Bartolotta, a Senior Vice President and Lending Officer of the Bank since 2001, has assumed the position of Deputy Chief Lending Officer. John Clerkin, a Vice President and Commercial Credit Department Manager since 2003, has assumed the position of Senior Vice President and Deputy Chief Credit Officer.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press release, dated October 25, 2005, announcing that Francis X. Sansone has been appointed Executive Vice President and Chief Credit Officer of Union State Bank.

99.2	Press release, dated October 25, 2005, announcing that Lawrence D. Stewart has been appointed Executive Vice President and Chief Lending Officer of Union State Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S.B. HOLDING CO., INC.

Date: October 31, 2005	By:	/s/ Thomas E. Hales
Name: Thomas E. Hales
Title: Chairman and C.E.O.